Exhibit 10.3
                            SECURED PROMISSORY NOTE

$4,725,000                                                 Dated:  March 2, 1999

       FOR VALUE RECEIVED, the undersigned, CHADMOORE COMMUNICATIONS, INC. ("Borrower"), a Nevada corporation, HEREBY PROMISES TO PAY to the order of GATX CAPITAL CORPORATION ("Lender") the principal amount of FOUR MILLION SEVEN HUNDRED TWENTY FIVE THOUSAND DOLLARS ($4,725,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Senior Secured Loan Agreement referred to below (the "Loan Agreement") which is evidenced hereby, plus all accrued and unpaid interest, and all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given in the Loan Agreement.

       The principal amount of this Note shall be payable in 20 consecutive quarterly installments of $437,750 on the last Business Day of each calendar quarter commencing on March 31, 2000. All unpaid principal and interest shall, in any event, be payable no later than December 31, 2004.

       Interest on the unpaid principal amount of this Note from the date of this Note until such principal amount is paid in full shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is 10.84% per annum (based on a year of twelve 30 day months). All accrued interest shall be payable on the last Business Day of each calendar quarter, commencing March 31, 1999.

       Principal, interest and all other amounts due with respect to the Loan evidenced by this Note, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement.

       This Note is the Note referred to in, and is entitled to the benefits of, the Senior Secured Loan Agreement, dated as of March 2, 1999, among Borrower, certain affiliates of Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of secured Loans by Lender to Borrower and/or certain affiliates of Borrower from time to time in an aggregate principal amount set forth therein, the indebtedness resulting from each such Loan being evidenced by a Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

       Prepayment of the Loan evidenced by this Note in whole or in part shall be permitted, if at all, only as set forth under the Loan Agreement and in the event of such permitted prepayment Borrower shall pay the premium set forth in the Loan Agreement. If the maturity of this Note and the Loan evidenced thereby is accelerated under the Loan Agreement, Borrower shall pay to Lender, in addition to principal, interest and all other amounts due with respect to this Note and the Loan, as liquidated damages for loss of Lender's benefit of the bargain and not as a penalty, an amount equal to the premium amounts specified in Sections 9.02(a) and (b) of the Loan Agreement.


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       This Note and the Obligations are guarantied by certain Guarantors and secured under the Security Agreement.

       Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

       Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

       IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                             CHADMOORE COMMUNICATIONS, INC.

                                             By:/s/Robert W. Moore
                                                ---------------------------

                                             Name:  Robert W. Moore
                                                  -------------------------

                                             Title:  President
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